FIRST AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "First Amendment") is entered into and effective as of October 31, 2001 by and among ZB Company, Inc., a Delaware corporation with its chief executive office located at 26610 Agoura Road, Suite 250, Calabasas, California ("Borrower"), the financial institutions from time to time party to the Loan Agreement referred to below (collectively, the "Lenders" and each individually, a "Lender"), and WELLS FARGO RETAIL FINANCE, LLC, as agent for the Lenders under the Loan Agreement (in such capacity, "Agent").

                                    RECITALS

     The parties signatory hereto wish to amend the Loan and Security Agreement dated as of September 5, 2001 by and among Borrower, Agent and Lenders (as amended by and through the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows.

     1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

     2.  Amendments to the Loan Agreement.

        (a) Section 1.1 of the Loan Agreement is hereby amended

                (i) first, by inserting the following new defined terms in the proper alphanumeric order:

                                    "Availability Letter of Credit" means a
                           letter of credit in form and substance satisfactory to Agent in Agent's Discretion in the amount of $5,000,000 naming Agent as beneficiary and with an expiry date of no earlier than December 27, 2001.

                                    "First Amendment" means the First Amendment
                           to Loan and Security Agreement dated as of October 31, 2001 by and among Borrower, Agent and Lenders.

                                    "Inventory Base Amount" means for each
                           calendar year of this Agreement, an amount equal to
                           (I) during the period from December 25 through December 31 and the month of January, sixty percent (60%) of the Cost value of Eligible Inventory (but not to exceed the product of the Cost value of Eligible Inventory multiplied by the Inventory Base Factor), (II) during the months of February through April, sixty-five percent (65%) of the Cost value of


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                          Eligible Inventory (but not to exceed the product of
                           the Cost value of Eligible Inventory multiplied by the Inventory Base Factor), and (III) during the months of May through November, up to the product of the Cost value of Eligible Inventory multiplied by the Inventory Base Factor, provided, that for the period from October 15 through October 31 of each calendar year, Agent shall use the Net Retail Liquidation Value corresponding to November 1 of such calendar year as reported on then current appraisal of Eligible Inventory; provided, further, that each calendar year the Inventory Base Factor shall be determined by Agent on the first Business Day of December, shall be reduced by 1 percentage point per Business Day thereafter until the date on which the Inventory Base Factor is 70%, and from such date and through December 24 of such calendar year, the Inventory Base Factor shall be 70%.

                                    "Inventory Base Factor" means the product,
                           expressed as a percentage, of 0.85 multiplied by Net Retail Liquidation Value, as determined by Agent in Agent's Discretion.

                (ii) second, by inserting the words ", the First Amendment, the
                     Availability Letter of Credit" after the words "means this Agreement," in the definition of the term "Loan Documents"; and

                (iii) third, by amending and restating the definition of
                      "Required Lenders" in its entirety as follows:

                           "Required Lenders" means, at any time, Lenders whose Pro Rata Shares in the aggregate constitute 50.1% or more of the Commitments.

        (b) Section 2.1(a)(x) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           "(x) the lesser of (i) $100,000,000 or (ii) an amount equal to sum of (a) the Inventory Base Amount, plus
                           (b) the lesser of (A) seventy-five percent (75%) of Eligible Credit Card Accounts or (B) $7,500,000, less the amount of the Dilution Reserve, and plus (c) until December 24, 2001 only, one hundred percent (100%) of the undrawn amount of the Availability Letter of Credit; plus,"

        (c) Section 9.1 of the Loan Agreement is hereby amended first by deleting the word "and" immediately following the semicolon in subsection (l), second by deleting the period at the end of subsection (m) and inserting "; and" in lieu thereof and third by adding the following new subsection (n):

                           "(n) In the case of an Event of Default under Item C of Schedule 7.21 (Minimum Availability), Agent may draw upon the Availability Letter of Credit."

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        (d) Schedule 7.21 of the Loan Agreement is hereby amended by deleting the text of Item C thereof in its entirety and inserting the following in lieu thereof:

                           "C. Minimum Availability. At all times during the term of this Agreement, Borrower shall have Availability under the Standard Line of not less than $5,000,000."

        3. Advance Rates.

        (a) Notwithstanding anything to the contrary contained in the Loan Agreement or this First Amendment and so long as no Event of Default has occurred and is continuing or would be caused by either of the following:

              (i) For purposes of compliance with Section 7.21 of the Loan
                  Agreement, for the calendar months of October 2001 and November 2001 only, the Effective Advance Rate shall be calculated by dividing (i) the sum of the outstanding balance of the Loan Account plus the amount of all outstanding stand-by Letters of Credit in an aggregate amount in excess of $1,000,000 by (ii) the sum of the value of Eligible Inventory plus the undrawn amount of the Availability Letter of Credit.

              (ii) For purposes of compliance with Section 7.21 of the Loan
                  Agreement, the maximum Effective Advance Rate for the calendar month of December 2001 shall be 50%.

        (b) It shall be deemed an Event of Default under the Loan Agreement if, as of the applicable date of determination, the Effective Advance Rate as calculated in subsection (a)(i) above exceeds the applicable maximum Effective Advance Rates set forth in Schedule 7.21 of the Loan Agreement.

        4. Conditions Precedent to First Amendment. The satisfaction of each of the following, unless waived or deferred by Agent, in its sole discretion, shall constitute conditions precedent to the effectiveness of this First Amendment and each and every provision hereof:

        (a) The representations and warranties in this First Amendment, the Loan Agreement as amended by this First Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

        (b) No Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

        (c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or Agent;

        (d) Agent shall have received the Availability Letter of Credit;

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        (e) Agent shall have received a first amendment fee of $7,500 from
Borrower; and

        (f) Agent shall have received payment in full of its out-of pocket expenses (including reasonable attorneys' fees and expenses) incurred in connection with the Loan Agreement and this First Amendment.

        5. Representations and Warranties. Borrower hereby represents and warrants to Agent that (a) the execution, delivery, and performance of this First Amendment and of the Loan Agreement are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) this First Amendment and the Loan Agreement constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, and (c) this First Amendment has been duly executed and delivered by Borrower.

        6. Choice of Law.   The validity of this First Amendment, its
construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

        7. Counterparts; Telefacsimile Execution. This First Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this First Amendment by telefacsimile shall be as effective as delivery of a manually executed counterpart of this First Amendment. Any party delivering an executed counterpart of this First Amendment by telefacsimile also shall deliver a manually executed counterpart of this First Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

        8. Effect on Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this First Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of the Agent under the Loan Agreement, as in effect prior to the date hereof.

        9. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Agent, and take all actions as Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by Agent and to fully consummate the transactions contemplated under this First Amendment and the Loan Agreement, as amended by this First Amendment.

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        10. Miscellaneous.

        (a) Upon and after the effectiveness of this First Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

        (b) The Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Agent.



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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed as of the date first above written.

                                     ZB COMPANY, INC., a Delaware corporation


                                     By: /s/ Raymond P. Springer
                                     Name: Raymond P. Springer
                                     Title: Executive Vice President


                                     WELLS FARGO RETAIL FINANCE, LLC,
                                     as Agent and as a Lender


                                     By:/s/ Patrick J. Norton
                                     Patrick J. Norton
                                     Vice President



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                           Acknowledgment and Consent


         Reference is made to the Participation and Intercreditor Agreement dated as of September 5, 2001 by and between Agent and Hilco Capital LP, a Delaware limited partnership ("Participant"). By its signature below, Participant acknowledges receipt of a copy of the First Amendment and consents to the execution and delivery by Borrower, Agent and the Lenders of the First Amendment and the execution and delivery of all other Loan Documents (as defined in the Loan Agreement as amended by the First Amendment) to be executed in connection therewith.



                                      HILCO CAPITAL LP


                                      By: /s/ Regina Gornick
                                      Name: Regina Gornick
                                      Title: Vice President